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                                                                     Exhibit 1.1


                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT, by and between MERIT FIRST, INC., a Florida corporation (hereinafter referred to as "MERIT") and JOHN D.HARRIS and DANA M. GALLUP and GEORGE PAPAPOSTOLOU, individually, (hereinafter referred to as "PURCHASERS").

         WHEREAS, PURCHASERS desire to purchase Two Million Seven Hundred Thousand shares GREENHOLD GROUP, INC., a Florida corporation (hereinafter referred to as "GREENHOLD"); AND

         WHEREAS, MERIT is willing to sell Two Million Seven Hundred Thousand (2,700,000) of those shares to PURCHASERS under the terms and conditions as hereinafter set forth in this Stock Purchase Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, it is mutually agreed by and between the parties to this Stock Purchase Agreement as follows:

         1. ACKNOWLEDGEMENT OF OWNERSHIP

                  MERIT acknowledges that it is the owner of Three Million (3,000,000)shares of voting common stock and that no other common stock is issued and outstanding in respect to GREENHOLD.





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         2. AGREEMENT TO PURCHASE AND SELL

                  At and upon the closing date (as hereinafter set forth) PURCHASERS agree to purchase Two Million Seven Hundred Thousand (2,700,000) shares of the common stock of GREENHOLD from MERIT in the following amounts by the following named individuals:

                  John D. Harris                             1,000,000 shares
                  Dana M. Gallup                             1,000,000 shares
                  George Papapostolou                          700,000 shares

                  It is agreed and understood by and between the parties hereto that MERIT shall retain ownership of Three Hundred Thousand (300,000) shares of the common stock of GREENHOLD.

         3. PURCHASE PRICE AND PAYMENT OF SHARES

            At and upon the closing date PURCHASERS shall purchase and MERIT shall sell Two Million Seven Hundred Thousand (2,700,000)shares of the common stock of GREENHOLD by paying to MERIT the total price of One Hundred Twenty-Five Thousand ($125,000.00) Dollars payable as follows:

                  (1) MERIT acknowledges the receipt of Eighty Thousand Dollars ($80,000.00) as partial payment for the purchase described herein.

                  (2) PURCHASERS (or any one or more of them individually) shall execute at the time of closing a Promissory
                           Note in favor of MERIT in the amount




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                           of Forty-Five Thousand Dollars ($45,000.00) payable
                           on or before December 21, 2000.

                  MERIT agrees to issue the shares to the individuals named in Paragraph 2 above in the amounts as specified therein. MERIT shall retain the said shares until such time as full payment has been completed. It is agreed and understood that the PURCHASERS shall be the owners of said GREENHOLD stock as of the closing date for the purposes of voting the said stock, but that the stock shall be held as collateral until the purchase conditions are fully satisfied. Upon such time as payment for the said shares has been satisfied, the share certificates shall be delivered to PURCHASERS in fully endorsed form or otherwise. It is further acknowledged by the parties hereto that GREENHOLD is acting as its own transfer agent.

         4. REPRESENTATIONS AND WARRANTIES BY MERIT

            MERIT represents and warrants to PURCHASERS as follows and they acknowledge that PURCHASERS are relying upon such representations and warranties in connection with its purchase of the shares of GREENHOLD from the said parties:

                  (1) GREENHOLD GROUP, INC. is a corporation in good standing under the laws of the state of Florida and it has all powers, licenses, permits and other rights to which it is entitled and it is not in arrears in filing any




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                           tax, informational, or other returns required to be
                           filed by it.

                  (2) GREENHOLD GROUP, INC. is properly registered with the Securities and Exchange Commission and is in full compliance with all laws and regulations under the Securities Act.

                  (3) There are no outstanding agreements, options, warrants, rights of conversion or other rights pursuant to which MERIT is or may become obligated to issue any shares.

                  (4) MERIT FIRST, INC. is the sole owner of the shares as identified in Paragraph 1 of this Agreement and those shares are fully paid and non-assessable and the said shares are free and clear from all liens and encumbrances of any type whatsoever and the said parties have good and lawful authority to convey them pursuant to this Stock Purchase Agreement.

                  (5) There are no issued and outstanding shares of any type of classification whatsoever with the exception of the shares issued to MERIT as identified in the Stock Purchase Agreement.

                  (6) Since September 30, 2000, GREENHOLD has not entered into any contract, commitment or transaction other than in the ordinary course of business and since that date there has not been:

                           a. any material adverse change in the assets, business, financial conditions or properties of GREENHOLD's business;

                           b. any damage, destruction or loss, whether covered by insurance or not, materially adversely affecting the assets, business, financial condition or properties of GREENHOLD;

                           c. any loans or advances made to any of GREENHOLD's directors, officers or employees or persons or companies;

                           d. any incurrence of any extraordinary losses or waiver of any rights of substantial value relating to GREENHOLD



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                                    or the making of any gift or commitment
                                    therefore other than donations made in the ordinary and usual course;

                           e.       any change in accounting methods or
                                    practices (including, without limitation, any change in depreciation or amortization policies or credit policies) by GREENHOLD;

                           f.       any incurrence of any obligation or
                                    liability, absolute or contingent, except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business;

                           g.       any other event or condition of any
                                    character pertaining to and materially and adversely affecting the assets, business, financial condition or properties of GREENHOLD.

                  (7) There is no suit, action, proceeding or claim in investigation pending or threatened against or involving GREENHOLD or its business and undertaking.

                  (8) GREENHOLD has made available for inspection by PURCHASERS the minute book of GREENHOLD, a listing of all bank accounts held by GREENHOLD, the most recent financial statements made on behalf of GREENHOLD and any other documentation requested by PURCHASERS.

         5. REPRESENTATIONS AND WARRANTIES BY PURCHASERS

                PURCHASERS represent and warrant to MERIT as follows and acknowledge that MERIT is relying upon such representation and warranties:

                  (1) Each of the purchasers is of legal age and is under no legal disability whatsoever.

                  (2) Each of the purchasers acknowledges that this Stock Purchase Agreement is a valid and binding agreement and enforceable under its terms against the PURCHASERS severally and individually.



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         6. CORPORATE ACTION AND RESIGNATIONS

                  On or before the closing date, MERIT shall cause all necessary corporate action to be taken for the purpose of approving the transfer of the shares to be transferred to PURCHASERS and, if requested by PURCHASERS to cause the directors and officers of GREENHOLD to resign and to cause PURCHASERS to be elected or appointed directors of GREENHOLD in their place.

         7. CLOSING

                  The closing date shall be at a place and time as mutually agreed by the parties hereto.

         8. ENTIRE AGREEMENT

            This Stock Purchase Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or referred to herein. No amendment, waiver or termination of this Stock Purchase Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Stock Purchase Agreement shall be deemed or shall constitute a waiver of any other



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         provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         9. EXECUTION IN COUNTERPARTS

                  This agreement may be executed in counterparts, each of which shall be deemed to be an original.

         10. GOVERNING LAW

            This Stock Purchase Agreement shall be governed in all respects and shall be construed with and in accordance with the laws of the State of Florida.



         Date:                              MERIT FIRST, INC.

                                            By /s/ John O'Keefe
                                               ---------------------------------
                                                   John O'Keefe
                                                   Its President



                                              /s/ John D. Harris
                                               ---------------------------------
                                                  John D. Harris
                                                  PURCHASER



                                               /s/ Dana M. Gallup
                                               ---------------------------------
                                                   Dana M. Gallup
                                                   PURCHASER



                                               /s/ George Papapostolou
                                               ---------------------------------
                                                   George Papapostolou
                                                   PURCHASER



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